                                 Exhibit 21.1


                     PACIFIC CENTURY FINANCIAL CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT

  Pacific Century Financial Corporation's organizational structure at December 31, 1998 follows.

PACIFIC CENTURY FINANCIAL CORPORATION  (Parent)
Bank Holding Company

Subsidiaries:

  FIRST SAVINGS & LOAN ASSOCIATION OF AMERICA (Guam)
     Guam

  PACIFIC CENTURY BANK, N.A.
     California

  PACIFIC CENTURY INSURANCE SERVICES, INC.
     Hawaii

  PACIFIC CENTURY SMALL BUSINESS INVESTMENT COMPANY, INC.
     Hawaii

  PCFC HAWAII CORPORATION
     Hawaii

  BANK OF HAWAII

  Subsidiaries:

     Bank of Hawaii International Corp., New York -
        New York

     Bank of Hawaii International, Inc. -
        Hawaii

     Subsidiaries/Affiliates:

        Bank of Hawaii-Nouvelle Caledonie (91.5%)
           New Caledonia

        Bank of Hawaii (PNG) Ltd. (100%)
           Papua New Guinea

        Bank of Tonga (30%)
           Tonga

        Banque de Tahiti (92.4%)
           French Polynesia

        Banque d'Hawaii (Vanuatu), Ltd. (100%)
           Vanuatu

        National Bank of Solomon Islands (51%)
           Solomon Islands

        Pacific Commercial Bank, Ltd. (43%)
           Samoa

     Bankoh Corporation
        Hawaii

     Pacific Century Advisory Services, Inc.
        Hawaii

     Pacific Century Agency, Inc.
        Hawaii

     Pacific Century Insurance Agency, Inc.
        Hawaii

     Pacific Century Investment Services, Inc.
        Hawaii

     Pacific Century Leasing, Inc. (Parent)
        Hawaii

     Subsidiaries:

        Arbella Leasing Corp.
           Delaware
        BNE Airfleets Corporation
           Barbados
        Pacific Century Leasing International, Inc.
           Delaware
        S.I.L., Inc.
           Delaware

     Pacific Century Life Insurance Corporation
        Arizona